Exhibit 10(h)


               DEFERRED COMPENSATION AGREEMENT


     THIS AGREEMENT, dated July 1, 1994, by and between WAUSAU
PAPER MILLS COMPANY (herein referred to as the "Corporation") and SAN W. ORR, JR., an individual (herein referred to as "Executive").


                       W I T N E S S E T H:

     WHEREAS, the Corporation and Executive entered into a deferred compensation agreement dated March 2, 1990 and now desire to amend and clarify certain provisions of that agreement;

     NOW, THEREFORE, the parties agree as follows:

     1. ELECTION TO DEFER. Executive may, in his discretion, elect to defer all or any cash compensation (specified by amount or percentage of such compensation) payable to him by the Corporation from time to time for service to the Corporation as an employee by executing an election in the form set forth in Exhibit A hereto (herein referred to as an "Election") and filing such Election with the secretary of the Corporation (herein referred to as the "Secretary"). An Election shall be effective with respect to all cash compensation specified on the election form filed with the Secretary by Executive which is accrued and payable after the date the Election is received by the Secretary and until the Election is amended or revoked. An Election hereunder may be amended or revoked at any time by filing a subsequent Election with the Secretary. Such amendment or revocation shall be effective with respect to cash compensation accrued and payable on and after receipt of such new Election by the Secretary.

     2. DEFERRED COMPENSATION ACCOUNT. The Corporation shall maintain upon its corporate books a deferred compensation account (herein referred to as the "Account") with respect to any compensation deferred under this agreement. As of the first day of each calendar month, the Corporation shall make the following adjustments to the Account: (a) Subtract amounts paid from the Account during the immediately preceding month; and (b) Add the amount of compensation Executive has elected to defer under paragraph 1 which was otherwise payable to Executive during the immediately preceding month. As of the first day of each calendar year, the Corporation shall add to the Account simple interest, calculated at a rate equal to average of the prime rate published in THE WALL STREET JOURNAL on the first business day of each calendar quarter in the preceding calendar year, minus one percentage point, on the average daily balance in the Account during the preceding year. The Account created hereunder shall not represent any specific assets of the Corporation, and the Corporation is not obligated by this provision to set aside any assets in respect of the Account.

     3. DISTRIBUTION. Distribution of the amount reflected in the Account shall be made in 5 annual installments with the first installment payment to be made within the 60 day period following the date on which Executive ceases to be a member of the Board of

Directors of the Corporation; provided, however, that in the event of a "Change in Control" (defined below) or Executive's death, the remaining balance in the Account shall be distributed within the 60 day period following the date of such event in a single lump sum payment. The amount of each annual installment distribution shall equal the balance in the Account on the date set for payment of such installment divided by the number of installment distributions remaining within the distribution period (including such installment). Interest shall continue to be credited under paragraph 2 during the installment distribution period. For purposes of this paragraph 3, a "Change in Control" shall be deemed to have occurred if:

          (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such persons any securities acquired directly from the Corporation or its affiliates) representing more than 50% of the combined voting power of the Corporation's then outstanding securities;

          (b) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation or share exchange which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or share exchange, or a merger or consolidation or share exchange effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Corporation's then outstanding securities; or

          (c) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

     4. RECIPIENT OF DISTRIBUTION. Each payment to be made by the Corporation hereunder shall be made to Executive if he is living on the date such payment is made, and, if he is not, to such person or persons (the "Beneficiary" or "Beneficiaries") as Executive shall designate on the form set forth in Exhibit A or in such other writing signed by the Executive. Executive may change or revoke any such designation previously made by filing a new designation with the Secretary. Such new designation shall be effective for purposes of this paragraph immediately upon filing. If no designation hereunder is in effect or no designated Beneficiary is living when payment is to be made, payment shall be made to the estate of the last to die of Executive or, if a Beneficiary has been designated and such designation has not been revoked, the Beneficiary.

     5.     MISCELLANEOUS.

          (a) Neither Executive nor any Beneficiary shall have any right or title to or interest in any specific assets of the Corporation in respect of this agreement. Any person entitled to payment under the agreement shall be an unsecured general creditor of the Corporation in respect of such payment.

          (b) Except as may otherwise be required by law, no amount payable under this agreement may be alienated in any manner by Executive or any Beneficiary or be subject to the debts or liabilities of Executive or any Beneficiary. Any attempt by Executive or any Beneficiary to alienate any amount payable under the agreement shall be void.

          (c) This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, personal representatives and successors.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on the date and year first above written.


                              WAUSAU PAPER MILLS COMPANY




                              By:________________________________
                                 Steven A. Schmidt
                                 Vice President Finance,
                                 Treasurer & Secretary



                              ___________________________________
                              San W. Orr, Jr., Executive

                          EXHIBIT A

                 WAUSAU PAPER MILLS COMPANY
          DEFERRED COMPENSATION AGREEMENT ELECTION

                              Date: _________________, 1994

     Pursuant to the provisions of the Deferred Compensation
Agreement dated July 1, 1994 (the "Agreement"), I hereby elect to defer the payment of the following compensation otherwise payable to me by Wausau Paper Mills Company.

     (1) The amount or percentage of such compensation to be deferred under the Agreement shall be as follows:

                                   Dollar Amount or
     Type of Compensation        Deferral Percentage
     --------------------        -------------------

     Salary                      ---------------------------------
     Bonus                       _________________________________

     (2) This election shall remain in effect until I amend or revoke it by subsequent election, or until the time set for distribution of deferred amounts under the Agreement.

     (3) In the event of my death before the amounts payable to me under the Agreement have been distributed to me, I hereby direct that such amounts be paid in a lump sum to:






(NOTE: If no beneficiary is named, any amounts payable will be paid to your estate or personal representative. You must notify the Secretary of the Corporation of any change in your beneficiary's address.)



                              ------------------------------------
                              San W. Orr, Jr.